Exhibit 10.01

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”) is entered into as of September 6, 2019 (the “Effective Date”) by and between Omnitek Engineering Corp., a California corporation (the “Company”) and G. ON GLOBAL INVESTMENTS S.R.L. , a Societate cu răspundere limitată (LLC) organized under the laws of Romania (the “Purchaser”).

RECITALS

A.Whereas, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell and the Investor desires to purchase 3,579,014 shares of Common Stock of the Company, and have the option to purchase an additional 3,579,014 shares of Common Stock of the Company, on the terms set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE 1.

DEFINITIONS

1.1Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, claim, suit, inquiry, investigation, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company or any of its respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday in the United States or a day on which banking institutions in the State of California are authorized or required by law or other governmental action to close.

“California Courts” means the state and federal courts sitting in the State of California, County of San Diego.

“California Time” means Pacific Standard Time.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Article 2.

“Commission” means the Securities and Exchange Commission.

Exhibit 10.01

“Block 1 Shares” shall mean the initial block of 3,579,014 shares of Common Stock.

“Common Stock” means the common stock of the Company, no par value, and any securities into which such common stock may hereafter be reclassified.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means U.S. generally accepted accounting principles.

“Intellectual Property Rights” has the meaning set forth in Section 3.1(m).

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company taken as a whole, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document.

“Option Shares” shall mean the additional 3,579,014 shares of Common Stock which the Purchaser shall have the option to purchase.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(g).

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the Block 1 Shares and Option Shares, of Common Stock issued or issuable to the Purchasers pursuant to this Agreement.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market or is quoted in the over-the-counter market as reported by the OTC Markets Group Inc., (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in above, , then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the OTC Bulletin Board, OTC Markets or Pink Sheets which the Common Stock is listed or quoted for trading on the date in question.

Exhibit 10.01

ARTICLE 2.

PURCHASE AND SALE OF BLOCK 1 SHARES

2.1Purchase and Sale of Shares; Purchase Price. Subject to the terms and conditions of this Agreement, at each Closing (as defined below) and upon payment of the Purchase Price as set forth in Section 2.2 below, the Purchaser agrees to purchase and the Company agrees to sell an aggregate of 3,579,014 shares of Common Stock of the Company (the “Block 1 Shares”) at a price of USD $0.1788 per share for an aggregate purchase price of USD $640,000 (the “Purchase Price”).

2.2Payment Terms; Purchase Schedule .  Subject to Section 2.3 below, the sale and purchase of the Block 1 Shares and payment of the Purchase Price for the Block 1 shares shall be made in pursuant to the following schedule, with (a) $75,000 paid at the Initial Closing (i.e. Tranche 1) as set forth below, (b) the balance of the Purchase Price paid at a minimum of $10,000 per month with a total quarterly payment of no less than $90,000, and (c) a final payment of $25,000 on or before April 1, 2021:

Tranche	Payment Date	Minimum Payment	Tranche Payment	Tranche Shares
Tranche 1	September 30, 2019	$75,000	$75,000	419,463
Tranche 2	October 1, 2019	$10,000	$-	0
Tranche 3	November 1, 2019	$10,000	$-	0
Tranche 4	December 1, 2019	$70,000	$90,000	503,356
Tranche 5	January 1, 2020	$10,000	$-	0
Tranche 6	February 1, 2020	$10,000	$-	0
Tranche 7	March 1, 2020	$70,000	$90,000	503,356
Tranche 8	April 1, 2020	$10,000	$-	0
Tranche 9	May 1, 2020	$10,000	$-	0
Tranche 10	June 1, 2020	$70,000	$90,000	503,356
Tranche 11	July 1, 2020	$10,000	$-	0
Tranche 12	August 1, 2020	$10,000	$-	0
Tranche 13	September 1, 2020	$70,000	$90,000	503,356
Tranche 14	October 1, 2020	$10,000	$-	0
Tranche 15	November 1, 2020	$10,000	$-	0
Tranche 16	December 1, 2020	$70,000	$90,000	503,356
Tranche 17	January 1, 2021	$10,000	$-	0
Tranche 18	February 1, 2021	$10,000	$-	0
Tranche 19	March 1, 2021	$70,000	$90,000	503,356
Tranche 20	April 1, 2021	$25,000	$25,000	139,821
TOTAL			$640,000	3,579,418

2.3Default Election. The Purchaser shall be in default if Purchaser (a) fails to make any minimum monthly payment, (b) fails to have paid the aggregate Tranche Payment and complete the purchase of shares for Tranche 4, Tranche 7, Tranche 10, Tranche 13, Tranche 16 and Tranche 19) and the final Tranche 20 payment, pursuant to the Payment terms and Payment Schedule set forth in Section 2.2 when due. The Purchaser may pay the Minimum Monthly Payment of $10,000 in such amounts and increments (weekly, bi-weekly or in full) as Purchaser chooses provided that the full amount of such Minimum Monthly Payment has been paid in full by the Payment Date.  In the event of the Purchaser’s default, the Company shall have the option in its sole discretion, to:

Exhibit 10.01

(a)Terminate the Purchaser’s right to purchase any further shares under this Agreement upon fourteen (14) days written notice to the Purchaser, in which event only shares for which payment has been received shall be issued.

(b)Waive the default for any particular tranche, provided payment of the scheduled tranche amount plus a penalty of $0.03 per share is paid within seven (7) days of written notice of default to the Purchaser.  The effect being that the number of shares being purchased shall remain the same but the purchase price for such shares shall be increased by $0.03 cents to $0.2088 per share for all future Tranches. Only shares for which payment has been received shall be issued.

2.4Closing. Subject to the terms and conditions set forth in this Agreement, at the Initial Block 1 Closing, and each subsequent Closing as set forth in Section 2.2 above (each a “Closing”), the Company shall issue and sell to Purchaser the Block 1 Shares against payment of the Purchase Price, as set forth in Section 2.2 above.  The Initial Block 1 Closing of the transactions contemplated by this Agreement (the “Initial Block 1 Closing”) shall take place by the electronic exchange of signatures of this Agreement, the delivery of documents required hereunder, and the payment of the Purchase Price of the shares being purchased, at the offices of the Company, located at 1333 Keystone Way, Suite 101, on or before September 30, 2019 or at such other time as shall be agreed upon by the Company and the Purchaser.  All proceeding to be taken and all documents to be executed and delivered by the parties at the Initial Block 1 Closing shall be deemed to have been taken and executed simultaneously and no proceeding shall be deemed taken or any documents executed or delivered until all have been taken and delivered.

2.5Method of Payment. At each Closing as set forth in Section 2.2, the Purchaser shall deliver or cause to be delivered to the Company the applicable Purchase Price as set forth in Section 2.2, for the Shares being purchased at such Closing, in United States dollars and in immediately available funds, by wire transfer to the account of the Company as follows:

Bank Name:Wells Fargo Bank

ABA Routing #:121000248

Account No.:376366100

SWIFT:WFBIUS6S

For Credit to:Omnitek Engineering Corp.

2.6Issuance of Block 1 Shares. The purchased Block 1 Shares shall be issued at the Initial Closing (Tranche 1) and Quarterly (Tranche 4, Tranche 7, Tranche 10, Tranche 13, Tranche 16 and Tranche 19) and the final Tranche 20, within ten (10) business days of receipt of payment of full payment of the purchase price, via Book Entry and delivery of evidence of issuance of said shares registered in the Purchaser’s name.

ARTICLE 3.

GRANT OF OPTION TO PURCHASE ADDITIONAL SHARES

3.1Grant of Option.  Subject to and conditioned upon the payment by the Purchaser of the additional sum of $25,000 (the Option Purchase Price), at the Initial Block 1 Closing set forth in Section 2.2 above, the Company shall grant to the Purchaser, an Option to purchase an additional 3,579,014 restricted shares of common stock (the Option Shares”).  The $25,000 Option Purchase Price is the consideration for the Option and shall be non-refundable and shall not be applied to the purchase of any Block 1 Shares or Option Shares.

Exhibit 10.01

3.2Exercise / Expiration of Option.  The Purchaser may exercise the Option within six (6) months of the Initial Block 1 Closing by Paying the Initial Option Tranche 1 Exercise Payment per the Option Schedule below set forth in Section 3.4 below. If the Purchaser has not exercised and paid the Initial Option Tranche O-1 Exercise Payment within six (6) months of the Initial Block 1 Closing the option to purchase any of the Option Shares shall expire and be terminated.

3.3Cross Default. Any default by the Purchaser related to the purchase of the Block 1 Shares shall result in the termination of the Option to purchase any Option Shares that have not been purchased as of the date of default.

3.4Payment Terms; Option Purchase Schedule.  The Purchase of the Option Shares and payment of the Purchase Price for the Option Shares shall be made in pursuant to the following schedule, with (a) $75,000 paid at the Initial Exercise Date (i.e. Tranche O-1) as set forth below, (b) the balance of the Purchase Price paid at a minimum of $10,000 per month with a total quarterly payment of no less than $90,000, and (c) a final payment of $25,000 (i.e. the Tranche O-20 payment) on or before 19 months after the Initial Option Exercised date:

Option Tranche	Option Exercise Payment Date	Minimum Option Exercise Payment	Option Tranche Payment	Option Tranche Shares
Tranche O-1	Initial Exercise Date	$75,000	$75,000	419,463
Tranche O-2	1 Month after Exercise Date	$10,000	$-	0
Tranche O-3	2 Months after Exercise Date	$10,000	$-	0
Tranche O-4	3 Months after Exercise Date	$70,000	$90,000	503,356
Tranche O-5	4 Months after Exercise Date	$10,000	$-	0
Tranche O-6	5 Months after Exercise Date	$10,000	$-	0
Tranche O-7	6 Months after Exercise Date	$70,000	$90,000	503,356
Tranche O-8	7 Months after Exercise Date	$10,000	$-	0
Tranche O-9	8 Months after Exercise Date	$10,000	$-	0
Tranche O-10	9 Months after Exercise Date	$70,000	$90,000	503,356
Tranche O-11	10 Months after Exercise Date	$10,000	$-	0
Tranche O-12	11 Months after Exercise Date	$10,000	$-	0
Tranche O-13	12 Months after Exercise Date	$70,000	$90,000	503,356
Tranche O-14	13 Months after Exercise Date	$10,000	$-	0
Tranche O-15	14 Months after Exercise Date	$10,000	$-	0
Tranche O-16	15 Months after Exercise Date	$70,000	$90,000	503,356
Tranche O-17	16 Months after Exercise Date	$10,000	$-	0
Tranche O-18	17 Months after Exercise Date	$10,000	$-	0
Tranche O-19	18 Months after Exercise Date	$70,000	$90,000	503,356
Tranche O-20	19 Months after Exercise Date	$25,000	$25,000	139,821
TOTAL			$640,000	3,579,418

3.5Option Termination / Default Election. The Option shall terminate and the Purchaser shall have no further rights to purchase any additional Option Shares if the Purchaser (a) fails to make any monthly Minimum Option Exercise Payment, (b) fails to have paid the aggregate Option Tranche Exercise Payment and complete the purchase of the option shares for Tranche O-4, Tranche O-7, Tranche O-10, Tranche O-13, Tranche O-16 and Tranche O-19) and the final Tranche O-20 Option Exercise Payment, pursuant to the Option Payment terms and Payment Option Schedule set forth in Section 3.4, when due. The Purchaser may pay the monthly Minimum Option Exercise Payment of $10,000 in such

Exhibit 10.01

amounts and increments (weekly, bi-weekly or in full) as Purchaser chooses provided that the full amount of such monthly Minimum Option Exercise Payment has been paid in full by the Option Tranche Payment Date.  In the event of the Purchaser’s default, the Company shall have the option in its sole discretion, to:

(a)Terminate the Purchaser’s right to purchase any additional Option Shares under Article 3 of this Agreement upon fourteen (14) days written notice to the Purchaser, in which event only shares for which payment has been received shall be issued.

(b)Waive the default for any particular Option Tranche, provided payment of the scheduled Option Tranche Exercise Payment amount plus a penalty of $0.03 per share is paid within seven (7) days of written notice of default to the Purchaser.  The effect being that the number of shares being purchased shall remain the same but the purchase price for such Option Shares shall be increased by $0.03 cents to $0.2088 per share for all future Option Tranches. Only Option Shares for which payment has been received shall be issued.

3.6Method of Payment for Option Shares. At the exercise of each Option Tranche as set forth in Section 3.4, the Purchaser shall deliver or cause to be delivered to the Company the applicable Option Exercise Payment as set forth in Section 3.5, for the Shares being purchased pursuant to this option, in United States dollars and in immediately available funds, by wire transfer to the account of the Company as follows:

Bank Name:Wells Fargo Bank

ABA Routing #:121000248

Account No.:376366100

SWIFT:WFBIUS6S

For Credit to:Omnitek Engineering Corp.

2.7Issuance of Block 1 Shares. The purchased Option Shares shall be issued at the Initial Exercise Date (Tranche O-1) and Quarterly (Tranche O-4, Tranche O-7, Tranche O-10, Tranche O-13, Tranche 0-16 and Tranche 0-19) and the final Tranche O-20, within ten (10) business days of receipt of payment of full payment of the exercise price, via Book Entry and delivery of evidence of issuance of said shares registered in the Purchaser’s name.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES

4.1Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Purchaser:

(a)Organization and Qualification. The Company is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is not in violation of any of the provisions of its articles of incorporation or bylaws. The Company is duly qualified to conduct its business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

Exhibit 10.01

(b)Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of this Agreement and otherwise to carry out its obligations thereunder. The execution and delivery of each of this Agreement by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(c)No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s articles of incorporation or bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(d)Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than (i) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, and (ii) filings required by state securities laws.

(e)Issuance of the Shares. The shares being sold pursuant to this Agreement have been duly authorized and, when paid for and issued in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.

(f)Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans, is specified in the SEC Reports. Except as specified in the SEC Reports, no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as specified in the SEC Reports there are no outstanding convertible notes, options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue

Exhibit 10.01

additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. As of the Effective Date, except with respect to the current outstanding options and convertible note set forth in the SEC Reports, the issue and sale of the Shares will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock to any Person (other than the Purchaser) and will not result in a right of any holder of Company to adjust the exercise, conversion, exchange or reset price under such securities.

(g)SEC Reports; Financial Statements.  The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports”, on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(h)Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Shares or (ii) except as specifically disclosed in the SEC Reports, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports. There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company, or any current or former director or officer of the Company (in his or her capacity as such).

(i)Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

(j)Compliance.  The Company is not (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product

Exhibit 10.01

quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(k)Regulatory Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such permits.

(l)Title to Assets. The Company does not own any real property.  The Company has good and marketable title in all personal property owned by it that is material to its business, free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company. Any real property and facilities held under lease by the Company is held by it under valid, subsisting and enforceable leases of which the Company is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(m)Patents and Trademarks. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with its business as described in the SEC Reports and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”).   The Company has not received any written notice that the Intellectual Property Rights used by the Company violates or infringes upon the rights of any Person. Except as set forth in the SEC Reports, to the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(n)Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s lines of business.

(o)Transactions With Affiliates and Employees. Except as set forth in or otherwise not required to be disclosed in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(p)No Broker Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent,

Exhibit 10.01

investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

(q)No Additional Agreements. The Company does not have any agreement or understanding with the Purchaser with respect to the transactions contemplated by this Agreement other than as specified in this Agreement.

(r)Foreign Corrupt Practices Act.   Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of any of the Company has, directly or indirectly, (i) used any funds, or will use any proceeds from the sale of the Shares, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any Person acting on their behalf of which the Company is aware) which is in violation of law, or (iv) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(s)OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(t)Money Laundering Laws. The operations of the Company is and has been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(u)Disclosure. The Company confirms that neither it nor any Person acting on its behalf has provided the Purchaser or its respective agents or counsel with any information that the Company believes constitutes material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information. The Company understands and confirms that the Purchaser will rely on the foregoing representations and covenants in effecting transactions in the Shares of the Company. All disclosure provided to the Purchaser regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not

Exhibit 10.01

misleading. The Borrower acknowledges and agrees that Purchaser does not makes nor has he made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 32 hereof.

(v)Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (i) the Purchaser has not been asked by the Company to agree, nor has the Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Shares for any specified term; (ii) past or future open market or other transactions by the Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded shares; (iii) the Purchaser, and counter-parties in “derivative” transactions to which the Purchaser is a party, directly or indirectly, may presently have a “short” position in the Common Stock; and (iv) the Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) the Purchaser may engage in hedging activities at various times during the period that the Shares are outstanding, including, without limitation, during the periods that the value of the Shares are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of this Agreement.

(w)Private Placement.  Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchaser as contemplated hereby. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Trading Market.

4.2Representations and Warranties of the Purchaser.  The Purchaser hereby, for itself and for no other Purchaser, represents and warrants to the Company as follows:

(a)Organization; Authority. The Purchaser has full power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder.   This Agreement when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)Investment Intent. The Purchaser is acquiring the Shares as principal for the Purchaser’s own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to the Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by the Purchaser to hold the Shares for any period of time.  The Purchaser is acquiring the Shares hereunder in the

Exhibit 10.01

ordinary course of its business.  The Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.

(c)Accredited Purchaser Status.  At the time the Purchaser was offered the Shares, and at the Effective Date, the Purchaser was, and at the Initial Closing and each subsequent closing, will be, an “Accredited Purchaser” as defined in Rule 501(a) under the Securities Act.  The Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act.

(d)General Solicitation.  The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)Access to Information.  The Purchaser acknowledges that it has reviewed the Company’s SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable the Purchaser to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(f)Restricted Securities.  The Purchaser understands that the Shares have not been, and will not be registered under the Securities Act.  Unless registered the Purchaser may only sell or transfer the Shares pursuant to a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.  The Purchaser understands that the Shares are and shall be “Restricted Securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless an exemption from such registration and qualification requirements is available. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

(g)Independent Investment Decision.  The Purchaser has independently evaluated the merits of its decision to purchase the Shares pursuant to this Agreement, and such Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision.  The Purchaser has not relied on the business or legal advice of the Company or any of its officers, directors, agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to the Purchaser in connection with the transactions contemplated by this Agreement.

ARTICLE 5.

OTHER AGREEMENTS OF THE PARTIES

5.1Other Agreements.

Exhibit 10.01

(a)The Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of any Shares the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

(b)Shares shall be issued via Book Entry. Any physical certificates evidencing any Shares will contain the following legend:

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTEREDWITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

ARTICLE 6.

CONDITIONS PRECEDENT TO CLOSING

6.1Conditions Precedent to the Obligations of the Purchaser to Purchase Shares. The obligation of the Purchaser to acquire the Shares at the Initial Block 1 Closing and each subsequent closing is subject to the satisfaction or waiver by such Purchaser, at or before the Closing, of each of the following conditions:

(a)Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(b)Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(c)No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement;

(d)No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of

Exhibit 10.01

material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed or quoted for trading on a Trading Market;

(e)Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 7.5.

6.2Conditions Precedent to the Obligations of the Company to sell Shares. The obligation of the Company to sell the Shares at the Initial Closing and each subsequent closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)Representations and Warranties. The representations and warranties of the Purchaser contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b)Performance.  The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing;

(c)No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement;

(d)Purchaser Deliverables. The Purchaser shall have paid in full, the Purchase Price for each full tranche of Shares pursuant to and in accordance with Section 2.2; and

(e)Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 7.5.

ARTICLE 1.

MISCELLANEOUS

7.1Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

7.2Entire Agreement. This Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

7.3Notices.  Any notice or other communication required shall be in writing addressed to the respective party at the addresses set forth below or such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notice sent by overnight courier service or U.S. mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if sent by facsimile or electronic mail, on the day of confirmation of receipt by the recipient; (c) if delivered by overnight courier, one (1) Business Day after delivery to the courier properly addressed; or (d) if delivered by U.S. mail, three (3) Business Days after deposit in the U.S . Mail with

Exhibit 10.01

postage prepaid and properly addressed. Any party may change its notice address by written notice to the other.

If to the Company, addressed to:

Omnitek Engineering Corp.

Attn:  Werner Funk

1333 Keystone Way, Suite 101

Vista, CA 92081

Facsimile: (760) 591-0880

E-mail: werner@omnitekcorp.com

If to the Purchaser, addressed to:

G. ON GLOBAL INVESTMENTS S.R.L.

Att.: Octav Ivanescu

1 Ancuta Baneasa Street, Room 4, Level 1

Bucarest Sector 2, 020323 - Romania

E-mail: octav.ivanescu@euro.ro

For the purposed of this Agreement, “Business Day” means any day that is not a Saturday, a Sunday or a holiday on which commercial banks in San Diego, California are authorized or required by law to close.

7.4Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

7.5Termination. This Agreement may be terminated prior to Closing:

(a)by written agreement of the Purchaser and the Company; and

(b)by the Company or the Purchaser upon written notice to the other if the Initial Block 1 Closing shall not have taken place by 5:30 p.m. Pacific Standard time on September 30, 2019, (the “Outside Date”); provided, that the right to terminate this Agreement under this Section 7.5(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

(c)Upon a termination in accordance with this Section 6.5, the Company and the Purchaser shall not have any further obligation or liability (including as arising from such termination) to the other under this Agreement as a result therefrom.

7.6Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of this Agreement.

Exhibit 10.01

7.7Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor the Purchaser may  assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

7.8No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

7.9Governing Law; Venue.  This Agreement is being executed and delivered, and is intended to be performed, in the State of California, and to the extent permitted by law, the execution, validity, construction, and performance of this Agreement shall be construed and enforced in accordance with the laws of the State of California without giving effect to conflict of law principles.  This Agreement shall be deemed made and entered into in San Diego County, State of California and venue for any Proceeding as defined below, in connection with this Agreement shall be in San Diego County, California.

7.10Waiver of Jury Trial.  To the fullest extent allowed by applicable law, the Parties hereto hereby voluntarily and irrevocably waives trial by jury in any Proceeding brought in connection with this Agreement, any of the related agreements and documents, or any of the transactions contemplated hereby or thereby. For purposes of this Agreement, “Proceeding” includes any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, or any other actual, threatened, or completed proceeding, whether brought by or in the right of any party or otherwise and whether civil, criminal, administrative, or investigative, in which a Party was, is, or will be involved as a party or otherwise.

7.11Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares.

7.12Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.13Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, portable document format (.pdf), DocuSign or other electronic transmission shall be equally as effective as delivery of a manually executed counterpart of this Agreement.

Exhibit 10.01

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

THE COMPANY

Omnitek Engineering Corp.

/s/  Werner Funk

_________________________________________________

By: Werner Funk

Its:  President and CEO

THE PURCHASER

G. ON GLOBAL INVESTMENTS S.R.L.

/s/ Octav Ivanescu_________________________________________________

By: Octav Ivanescu

Title: Manager